                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                                 ZONAGEN, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                                 ZONAGEN, INC.
                       2408 TIMBERLOCH PLACE, SUITE B-4
                          THE WOODLANDS, TEXAS  77380



                                 April 1, 1999




TO OUR STOCKHOLDERS:

   You are cordially invited to attend the 1999 Annual Meeting of Stockholders of Zonagen, Inc. to be held on Thursday, May 13, 1999, at 1:00 p.m., local time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas. A Notice of the Annual Meeting, Proxy Statement and form of proxy are enclosed with this letter.

   We encourage you to read the Notice of the Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. Your participation in the Company's business is important, regardless of the number of shares that you hold. To ensure your representation at the meeting, please promptly sign and return the accompanying proxy card in the postage-paid envelope.

    We look forward to seeing you on May 13, 1999.


                                         Sincerely,



                                         Joseph S. Podolski
                                         President and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 13, 1999


To the Stockholders of Zonagen, Inc.:

     The Annual Meeting of Stockholders (the "Annual Meeting") of Zonagen, Inc. (the "Company") will be held on Thursday, May 13, 1999, at 1:00 p.m., local time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the following purposes:

          1. To elect a board of six directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. To amend the Company's 1993 Amended and Restated Employee and Consultant Stock Option Plan;

          3. To ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1999; and

          4. To act on such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Only stockholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting.

     It is important that your shares be represented at the Annual Meeting regardless of whether you plan to attend. THEREFORE, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING POSTPAID ENVELOPE AS PROMPTLY AS POSSIBLE. If you are present at the Annual Meeting, and wish to do so, you may revoke the proxy and vote in person.

                                         By Order of the Board of Directors,


                                         Louis Ploth, Jr.
                                         Secretary

The Woodlands, Texas
April 1, 1999

                                 ZONAGEN, INC.
                       2408 TIMBERLOCH PLACE, SUITE B-4
                          THE WOODLANDS, TEXAS 77380

                          ___________________________

                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS


                            To Be Held May 13, 1999



                   SOLICITATION AND REVOCABILITY OF PROXIES

     The accompanying Proxy is solicited by the Board of Directors of Zonagen, Inc. (the "Company"), to be voted at the Annual Meeting of Stockholders of the Company to be held on Thursday, May 13, 1999 (the "Annual Meeting"), at 1:00 p.m., local time, at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournment(s) of the Annual Meeting. If the accompanying Proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with the directions noted thereon or, if no direction is indicated, it will be voted in favor of the proposals described in this Proxy Statement. In addition, the Proxy confers discretionary authority to the persons named in the Proxy authorizing those persons to vote, in their discretion, on any other matters properly presented at the Annual Meeting. The Board of Directors is not currently aware of any such other matters.

     Each stockholder of the Company has the unconditional right to revoke his Proxy at any time prior to its exercise, either in person at the Annual Meeting or by written notice to the Company addressed to Secretary, Zonagen, Inc., 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. No revocation by written notice will be effective unless such notice has been received by the Secretary of the Company prior to the day of the Annual Meeting or by the inspector of election at the Annual Meeting.

     The principal executive offices of the Company are located at 2408 Timberloch Place, Suite B-4, The Woodlands, Texas 77380. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy are being mailed to the Company's stockholders on or about April 1, 1999.

     In addition to the solicitation of proxies by use of this Proxy Statement, directors, officers and employees of the Company may solicit the return of proxies by mail, personal interview, telephone or telegraph. Officers and employees of the Company will not receive additional compensation for their solicitation efforts, but they will be reimbursed for any out-of-pocket expenses incurred. Brokerage houses and other custodians, nominees and fiduciaries will be requested, in connection with the stock registered in their names, to forward solicitation materials to the beneficial owners of such stock.

     All costs of preparing, printing, assembling and mailing the Notice of Annual Meeting of Stockholders, this Proxy Statement, the enclosed form of Proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation, will be borne by the Company.

                            PURPOSES OF THE MEETING

     At the Annual Meeting, the Company's stockholders will be asked to consider and act on the following matters:

          1. The election of a board of six directors of the Company, each to serve until the Company's next Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified;

          2. A proposal to amend the Company's 1993 Amended and Restated Employee and Consultant Stock Option Plan;

          3. A proposal to ratify and approve the appointment of Arthur Andersen LLP as the Company's independent public accountants for its fiscal year ending December 31, 1999; and

          4. Such other business as may properly come before the Annual Meeting or any adjournments thereof.


                               QUORUM AND VOTING

     The close of business on March 19, 1999 has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment(s) thereof. As of the Record Date, the Company had issued and outstanding 11,221,303 shares of the Company's common stock, par value $.001 share (the "Common Stock").

     Each stockholder of record of Common Stock will be entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Shares of Common Stock may not be voted cumulatively.

     The presence, either in person or by proxy, of holders of shares representing a majority of the Common Stock entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present. A plurality vote is required for the election of directors. Accordingly, if a quorum is present at the Annual Meeting, the six persons receiving the greatest number of votes will be elected to serve as directors. Withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors. All other matters to be voted on will be decided by the vote of the holders of shares representing a majority of the votes present or represented at the Annual Meeting and entitled to vote on such matter. On any such matter, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on such vote.

     All Proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any Proxy given by a stockholder may be revoked at any time before it is exercised by the stockholder (i) filing with the Secretary of the Company an instrument revoking it, (ii) executing and returning a Proxy bearing a later date or (iii) attending the Annual Meeting and expressing a desire to vote his shares of Common Stock in person. Votes will be counted by Harris Trust & Savings Bank, the Company's transfer agent and registrar.

                              PROPOSAL NUMBER 1:
                             ELECTION OF DIRECTORS

     The Board of Directors has nominated and urges you to vote for the election of the six nominees identified below, who have been nominated to serve as directors until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each of the nominees listed below is a member of the Company's present Board of Directors. Proxies solicited hereby will be voted for all nominees unless stockholders specify otherwise in their Proxies.

     If, at the time of or prior to the Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the Proxy may be used to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

NOMINEES FOR ELECTION AS DIRECTORS

     The names of the nominees for election as directors, and certain additional information with respect to each of them, are set forth below.

                                                                                        Year First
                                                                                          Became
            Name                    Age           Position with the Company              Director
         ----------               -----        -------------------------------          ---------
Martin P. Sutter..............      43                Chairman of the Board                1987
Joseph S. Podolski............      51         President, Chief Executive Officer,         1992
                                                       and Director
Steven Blasnik................      41                   Director                          1990
Jeffrey M. Jonas, M.D.........      46                   Director                          1998
Nelson L. Levy, Ph.D. M.D.....      57                    Director                         1998
Timothy McInerney.............      38                    Director                         1996

     Martin P. Sutter. Mr. Sutter, a co-founder of the Company, has served as Chairman of the Board of Directors since December 1987. Since July 1988, Mr. Sutter has been the Managing General Partner of The Woodlands Venture Partners, L.P., a venture capital firm based in The Woodlands, Texas, and the General Partner of The Woodlands Venture Fund, L.P. Since June 1998, Mr. Sutter has been managing director of Essex Woodlands Health Ventures, L.L.C. Mr. Sutter is a director of Aronex Pharmaceuticals, Inc., a biotechnology company based in The Woodlands, Texas, and a director of Targeted Genetics Corporation, a Seattle-based biotechnology company. He has a B.S. degree from Louisiana State University and an M.B.A. from the University of Houston.

     Joseph S. Podolski. Mr. Podolski joined the Company in 1989 as Vice President of Operations and has served as President and Chief Executive Officer of the company and as a director since 1992. Prior to joining the Company, Mr. Podolski spent twelve years in various engineering, product development and manufacturing positions at G.D. Searle, a subsidiary of Monsanto Company. Before joining Monsanto, Mr. Podolski held positions in manufacturing, engineering, quality control and development of fine chemicals, antibiotics, pharmaceuticals and hospital products with Abbott Laboratories, Dearborn Chemical Company and Baxter Pharmaceuticals. Mr. Podolski holds a M.S. in chemical engineering from the Illinois Institute of Technology.

     Steven Blasnik. Mr. Blasnik has served as a Director of the Company since April 1990. Since 1987, Mr. Blasnik has been employed by the Perot Group and is currently President of Perot Investments, Inc., an investment firm owned by Ross Perot. He is also a director of Perot Systems Corporation. From 1983 to 1987, Mr. Blasnik was an attorney at Hughes & Luce in Dallas, Texas. Mr. Blasnik has a B.S.E. from Princeton University and a J.D. from Harvard Law School.

     Jeffrey M. Jonas, M.D. Dr. Jonas has served as a Director of the Company since April 1998. Dr. Jonas has served as the President and Chief Executive Officer of AVAX Technologies, Inc., a biotechnology company based in Kansas City, Missouri, since June 1996. From 1991 through 1996, Dr. Jonas served in various capacities with The Upjohn Company, a major pharmaceuticals company based in Kalamazoo, Michigan, serving most recently as Vice

President --Clinical Development and Chief Medical Officer. Dr. Jonas has a B.A. from Amherst College and an M.D. from Harvard Medical School.

     Nelson L. Levy, Ph.D. M.D.. Dr. Levy has served as a Director of the Company since August 1998. Dr. Levy is currently the Chairman and Chief Executive Officer of The CoreTechs Corporation. Previously, he was the President of Fujisawa Pharmaceutical Company, the North American ethical pharmaceutical subsidiary of Japan's third-largest pharmaceutical company. From 1981 to 1984, he was Vice President of Research, Abbott Laboratories, Inc., and from 1970 to 1981, he was a professor of microbiology and immunology at Duke University Medical Center. He has published over 130 scientific papers and book chapters and served on numerous advisory committees of the National Institutes of Health. Dr. Levy is on the Board of Directors of four private companies and on the Scientific Advisory Board of Ligand Pharmaceuticals, Inc., Neoprobe Corporation and Quality Biologicals, Inc. Dr. Levy has B.A. and B.S. degrees from Yale University, a M.D. from Columbia University College of Physicians and Surgeons and a Ph.D. from Duke University.

     Timothy McInerney, R.Ph. Mr. McInerney has served as a Director of the Company since December 1996. Since 1992, Mr. McInerney has been a Managing Director of Paramount Capital, Inc. where he oversees the overall distribution of Paramount's private equity product. Prior to 1992, Mr. McInerney was a research analyst focusing on the biotechnology industry at Ladenburg, Thalman & Co., and he held equity sales positions at Bear, Stearns & Co. and Shearson Lehman Brothers, Inc. Mr. McInerney also has worked in sales and marketing for Bristol-Myers Squibb. He received his B.S. in pharmacy from St. John's University at New York. He also completed a post-graduate residency at the New York University Medical Center in drug information systems.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES.

DIRECTORS' MEETINGS AND COMPENSATION

     The Company's operations are managed under the broad supervision of the Board of Directors, which has ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. During 1998, the Board of Directors convened on four regularly scheduled occasions and took certain additional actions by unanimous written consent in lieu of meetings. All directors attended at least 75% of the meetings held by the Board and any committee of the Board on which he served during his tenure in 1998, except for Dr. Nelson Levy who was elected at the September 1998 Board of Directors' meeting.

     Employee directors do not receive additional compensation for service on the Board of Directors or its committees. The Company reimburses each nonemployee director for travel expenses incurred in connection with attendance at Board meetings. Certain nonemployee directors receive $1,000.00 per meeting, for their services to the Board of Directors. Employee directors are eligible to participate in the Company's 1994 Employee and Consultant Stock Option Plan and the Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Incentive Plans"). Nonemployee directors are entitled to participate in the Company's 1996 Nonemployee Directors' Stock Option Plan (the "1996 Director Plan").

     Under the 1996 Director Plan, (i) each nonemployee director who is first elected to the Board is entitled to receive an option to purchase 25,000 shares of Common Stock on the date on which he first becomes a nonemployee director, and (ii) each nonemployee director in office on the date of the Company's annual meeting of stockholders will receive an option to purchase 2,500 shares of
Common Stock effective on such date.   Each nonemployee director in office on
the date of the adoption of the 1996 Director Plan was granted an option to
purchase 25,000 shares of Common Stock on such date.   In 1998, the Company
granted options to acquire an aggregate of 62,500 shares of Common Stock to nonemployee directors under the 1996 Director Plan.

BOARD COMMITTEES

     Pursuant to delegated authority, various Board functions are discharged by the standing committees of the Board. The Board of Directors has appointed five principal standing committees: the Executive Committee, the Option Committee, the Compensation Committee, the Audit Committee and a Nominating Committee. The Executive Committee, currently comprised of Messrs. Sutter and Podolski, is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee did not meet in 1998. The Option Committee, currently comprised of Messrs. Blasnik and McInerney, selects the employees to whom stock options are to be granted and determines the conditions covered by each option. The Compensation Committee, currently comprised of Messrs. Blasnik and McInerney, reviews and recommends to the Board of Directors the amount of compensation to be paid to all employees. The Option and Compensation Committees convened on two occasions in 1998 and took certain additional actions by unanimous written consent in lieu of meetings. The Audit Committee, currently comprised of Dr. Jonas and Mr. McWilliams, a current director who is not standing for re-election, provides assistance to the Board of Directors in fulfilling its responsibilities relating to corporate accounting and reporting practices, recommends to the Board of Directors the engagement by the Company of its independent public accountants, approves services performed by the Company's independent public accountants, including fee arrangements and the range of audit and non-audit services, maintains a direct line of communication between the Board of Directors and the Company's independent public accountants and performs such other functions as may be prescribed with respect to audit committees under applicable rules, regulations and policies of The Nasdaq Stock
Market, Inc.  The Audit Committee convened on two occasions in 1998.   The
Nominating Committee is currently comprised of Messrs. Sutter and McWilliams, and did not meet during 1998.


                              PROPOSAL NUMBER 2:
 AMENDMENT TO THE COMPANY'S 1993 AMENDED AND RESTATED EMPLOYEE AND CONSULTANT
                               STOCK OPTION PLAN

GENERAL

  On March 5, 1999, the Board, subject to the approval by the stockholders of the Company, approved the amendment of the Zonagen, Inc. Amended and Restated 1993 Employee and Consultant Stock Option Plan (as presently in effect, the "Plan") to (i) increase the number of shares of Common Stock available for the grant of options under the Plan to 2,000,000 shares, and (ii) extend the date after which no further options may be granted to May 13, 2003. The purpose of the Plan is to promote the interests of the Company by providing the employees and consultants of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company. The following summary sets forth the material terms of the Plan. The complete text of the Plan is included in an exhibit filed pursuant to the Securities Exchange Act of 1934, as amended. A copy of the amendment to the Plan is attached hereto as Exhibit A.

  Options to purchase an aggregate of the greater of (i) 857,000 shares and (ii) ten percent of the issued and outstanding shares of Common Stock determined as of the close of business on the last day of the preceding fiscal quarter of the Company (not to exceed ten percent of the authorized shares of Common Stock as of the date the Plan was approved and adopted by the stockholders) may be granted under the Plan as presently in effect. Options to purchase a total of 1,119,711 shares of the Company's Common Stock have been granted under the Plan, leaving a total of 169,602 shares as to which options may be granted under the Plan as presently in effect. The number of shares as to which options may be granted would be increased to 2,000,000 shares pursuant to the amendment of the Plan being submitted to the Company's stockholders for approval at the Annual Meeting. The Plan as presently in effect terminates on May 13, 1999, which is six years from its adoption. The proposed amendment extends this date for an additional four year period. No other changes are proposed to be made to the Plan.

SUMMARY OF THE PLAN

  Eligibility. All Employees and Consultants of the Company shall be eligible to receive Incentive Awards pursuant to the Plan; however, Incentive Stock Options may only be granted to Employees of the Company.

  Shares Subject to Plan. If the Company's stockholders approve the amendment of the Plan at the Annual Meeting, the maximum number of shares of Common Stock in respect of which options may be granted under the Plan, as amended, shall be 2,000,000, subject to appropriate adjustment upon a reorganization, stock split, recapitalization or other change in the Company's capital structure.

  Terms of Options. The price at which Common Stock may be purchased under an Option shall be established by the Committee, provided that the price at which Common Stock may be purchased under an Option that is intended to qualify as an Incentive Option shall not be less than 100% of the fair market value of the Common Stock on the date the Incentive Option is granted. In the case of any 10% holder of Common Stock, the price at which shares of Common Stock may be purchased under an Incentive Option shall not be less than 110% of the fair market value of the Common Stock on the date the Incentive Option is granted. The expiration date of an Option shall be established by the Committee, provided that no Incentive Option shall be exercisable after the expiration of ten years from the date the Incentive Option is granted. In the case of a 10% holder of Common Stock, no Incentive Option shall be exercisable after the expiration of five years from the date the Incentive Option is granted. To the extent that the aggregate fair market value (determined as of the time an Incentive Option is granted) of the Common Stock with respect to which Incentive Options first become exercisable by the Optionee during any calendar year (under the Plan and any other incentive stock option plan(s) of the Company or any affiliate) exceeds $100,000, the Incentive Options shall be treated as Nonqualified Options. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

  Amendment. The Board of Directors of the Company may amend, terminate or suspend the Plan at any time, in its sole and absolute discretion; provided, however, that to the extent required to maintain the status of any Incentive Option under the Code, no amendment that would (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan, (ii) materially increase the benefits accruing to individuals holding Incentive Awards under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, shall be made without the approval of the Company's stockholders. The Plan will terminate on May 13, 1999, unless extended or previously terminated.

  Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

  Administration. The Plan provides that Committee shall be constituted in such a manner as to permit the Plan to comply with Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with respect to a plan intended to qualify thereunder as a discretionary plan. All questions of interpretation and application of the Plan and Options shall be subject to the determination of the Committee. The Plan shall be administered in such a manner as to permit the Options granted under it which are designated to be Incentive Options to qualify as Incentive Options. To comply with Section 162(m) of the Code, it is the Company's intent that the Committee shall be constituted solely of two or more Directors who are "outside directors" within the meaning of the Treasury Regulations promulgated under
Section 162(m) of the Code. The Committee has complete authority to construe, interpret and administer provisions of the Plan, to determine which persons are to be granted Options, the terms and conditions of Options, and to make all other determinations necessary or deemed advisable in the administration of the Plan.

  Exercise of Options. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the written option agreement, as long as the Option is valid and outstanding. The consideration to be paid for the shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Committee and may consist entirely of (i) cash, certified check, bank cashiers check or wire transfer, (ii) subject to the approval of the Committee, in shares of the Company's capital stock owned by the Optionee, (iii) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price or (iv) any combination of the foregoing methods of payment. The Committee will determine the period over which individual Options become exercisable.

  Non-transferability and No Rights as Stockholder. Options shall not be transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during the Optionee's lifetime, only by him. No Optionee shall have any rights as a stockholder with respect to Common Stock covered by his Option until the date a stock certificate is issued for the Common Stock.

  Changes in the Company's Capital Structure. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (i) the number, class, and per share price of shares of Common Stock subject to outstanding Options shall be appropriately adjusted in such a manner as to entitle an Optionee to receive upon exercise of an Option, for the same aggregate cash consideration, the same total number and class of shares as he would have received had he exercised his Option in full immediately prior to the event requiring the adjustment; and (ii) the number and class of shares of Common Stock then reserved for issuance under the Plan shall be adjusted by substituting for the total number and class of shares of Common Stock then reserved that number and class of shares of stock that would have been received by the owner of an equal number of outstanding shares of each class of Common Stock as the result of the event requiring the adjustment.

  In the event of a merger or consolidation of the Company with or into another entity or another transaction pursuant to which all or substantially all of the assets of the Company are conveyed to another entity, the Committee shall, in its discretion, either (i) cancel all outstanding Options and pay the Optionees the excess of the value of the consideration received by stockholders in the transaction over the exercise price of the Option, or (ii) provide for the exchange of each Option outstanding immediately prior to the transaction for an equivalent option by such successor entity.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

  Incentive Stock Options. An employee who has been granted an Incentive Option will not realize taxable income at the time of the grant or exercise (but in some circumstances may be subject to an alternative minimum tax as a result of the exercise) of such Option and the Company will not be entitled to a deduction at either such time. If the employee makes no disposition of the shares acquired pursuant to an Incentive Option within two years from the date of the grant of such Option, or within one year of the transfer of such shares to him or her, any gain or loss realized on a subsequent disposition of such shares will be treated as a long-term capital gain or loss. Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes. If the foregoing holding period requirements are not satisfied, a portion of any gain in the year of disposition will be taxable to the employee as ordinary income, and the Company will be entitled to a corresponding deduction. The Company will not be entitled to any deduction in connection with any loss to the employee or the portion of any gain that is taxable to the employee as short-term or long-term capital gain.

  Non-qualified Stock Options. Non-Qualified Stock Options (options that are not Incentive Options) will not qualify for special federal income tax treatment. No tax is imposed on the optionee upon the grant of a Non-Qualified Stock Option. Upon exercise of a Non-Qualified Stock Option, the employee will realize ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise over the Option exercise price; and the Company will be entitled to a corresponding deduction, provided the Company withholds income tax with respect to such amount and provided that such amount is not limited by Section 162(m) of the Code with respect to Options with an exercise price that was less than the fair market value of the Common Stock on the date of grant. However, if the shares received upon the exercise of a Non-Qualified Stock Option are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and the Company's tax deduction (assuming any federal income tax withholding requirements are satisfied) should be deferred and should be measured based upon the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors, and 10% stockholders by Section 16(b) of the Securities Exchange Act of 1934, as amended, is such a restriction during the period prescribed thereby if other shares have been purchased by such individual within six months of the exercise of a Non-Qualified Stock Option. Ordinary income realized upon the exercise of a Non-Qualified Stock Option is not an adjustment for alternative minimum tax purposes.

  Withholding. The Company has the right to deduct from any or all awards any taxes required by law to be withheld and to require any payments necessary to enable it to satisfy its withholding requirements.

  Deductibility. The Plan has been designed to meet the requirements of Section 162(m) of the Code for stock option plans, including the requirement that the Plan state the maximum number of shares that can be issued during a specified period to an individual employee under the Plan. Thus, the provisions of
Section 162(m) should not limit the Company's ability to deduct all of the compensation income generated in connection with the exercise of stock options granted under the Plan except for stock options, if any, with exercise prices less than the fair market value of the Common Stock on the date of grant.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE AMENDMENT TO THE CORPORATION'S AMENDED AND RESTATED 1993 EMPLOYEE AND CONSULTANT STOCK OPTION PLAN.


                              PROPOSAL NUMBER 3:
          RATIFICATION AND APPROVAL OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed the firm of Arthur Andersen LLP as the Company's independent public accountants to make an examination of the accounts of the Company for the fiscal year ending December 31, 1999, subject to ratification by the Company's stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so. They will also be available to respond to appropriate questions from stockholders attending the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION AND APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999, AND PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation and Option Committees of the Board of Directors of the Company currently consist of Steven Blasnik and Timothy McInerney, neither of whom is an officer or employee of the Company. The Compensation Committee is responsible for evaluating the performance of management and determining the compensation for certain executive officers of the Company, and the Option Committee is responsible for administering the Company's Incentive Plans under which grants may be made to employees of the Company. The Compensation Committee (the "Committee") has furnished the following report on executive compensation for 1998:

     Under the supervision of the Committee, the Company has developed a compensation policy which is designated to attract and retain key executives responsible for the success of the Company and motivate management to enhance long-term stockholder value. The annual compensation package for executive officers primarily consists of (i) a cash salary which reflects the responsibilities relating to the position and individual performance, (ii) variable performance awards payable in cash or stock and tied to the achievement of certain personal and corporate goals or milestones and (iii) long-term stock-based incentive awards which strengthen the mutuality of interests between the executive officers and the Company's stockholders.

     In determining the level and composition of compensation of each of the Company's executive officers, the Committee takes into account various qualitative and quantitative indicators of corporate and individual performance. Although no specific target has been established, the Committee generally seeks to set salaries comparable to those of peer group companies. In setting such salaries, the Committee considers its peer group to be certain companies in the biotechnology industries with market capitalizations similar to that of the Company. Such competitive group does not necessarily include the companies comprising the indexes reflected in the performance graph in this Proxy Statement. Because the Company is still in the development stage, the use of certain traditional performance standards (e.g., profitability and return on equity) is not currently appropriate in evaluating the performance of the Company's executive officers. Consequently, in evaluating the performance of management the Committee takes into consideration such factors as the Company's achieving specified milestones or goals in its clinical development programs.
In addition, the Committee recognizes performance and achievements that are more difficult to quantify, such as the successful supervision of major corporate projects and demonstrated leadership ability. For 1998, the Committee included in its evaluation the significant progress made by the Company, including the continuing advancement of the Company's clinical development of its products.

     Base compensation is established through negotiation between the Company and the executive officer at the time the executive is hired, and then subsequently adjusted when such officer's base compensation is subject to review or reconsideration. While the Company has entered into employment agreements with certain of its executive officers, such agreements provide that base salaries after the initial year will be determined by the Committee after review. When establishing or reviewing base compensation levels for each executive officer, the Committee, in accordance with its general compensation policy, considers numerous factors, including the responsibilities relating to the position, the qualifications of the executive and the relevant experience the individual brings to the Company, strategic goals for which the executive has responsibility, and compensation levels of companies at a comparable stage of development who compete with the Company for business, scientific, and executive talents. As stated above, such comparable companies are generally those with similar market capitalizations and are not necessarily among the companies comprising the industry or broad market indexes reflected in the performance graph in this Proxy Statement. No pre-determined weights are given to any one of such factors. The base salaries for the executive officers generally, and the Chief Executive Officer specifically, for fiscal 1998 were comparable to the Company's peer group companies.

     In addition to each executive officer's base compensation, the Committee may award cash bonuses and the Option Committee may grant awards under the Company's Incentive Plans to chosen executive officers depending on the extent to which certain defined personal and corporate performance goals are achieved. Such corporate performance goals are the same as discussed above.

     All employees of the Company, including its executive officers, are eligible to receive long-term stock-based incentive awards under the Company's Incentive Plans as a means of providing such individuals with a continuing proprietary interest in the Company. Such grants further the mutuality of interest between the Company's employees and its stockholders by providing significant incentives for such employees to achieve and maintain high levels of performance. The Company's Incentive Plans enhance the Company's ability to attract and retain the services of qualified individuals. Factors considered in determining whether such awards are granted to an executive officer of the Company include the executive's position in the Company, his or her performance and responsibilities, the amount of stock options, if any, currently held by the officer, the vesting schedules of any such options and the executive officer's other compensation. While the Committee does not adhere to any firmly established formulas or schedules for the issuance of awards such as options or restricted stock, the Committee will generally tailor the terms of any such grant to achieve its goal as a long-term incentive award by providing for a vesting schedule encompassing several years or tying the vesting dates to particular corporate or personal milestones.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), added by the Revenue Reconciliation Act of 1993, places a $1.0 million cap on the deductible compensation that can be paid to certain executives of publicly-traded corporations. Amounts that qualify as "performance based" compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1.0 million limit. Generally, stock options will qualify as performance based compensation. The Committee has discussed and considered and will continue to evaluate the potential impact of Section 162(m) on the Company in making compensation determinations, but has not established a set policy with respect to future compensation determinations.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The annual base salary of Joseph S. Podolski, the Company's President and Chief Executive Officer, remained at $200,000 for 1998, however, his salary was increased from $200,000 for 1998 to $225,000 for 1999. In increasing Mr. Podolski's annual base salary for 1999, the Committee evaluated a number of factors, including Mr. Podolski's responsibilities, his general background and qualifications, his achievement of various corporate and personal milestones set by the Committee from time to time, and compensation levels for executives in Mr. Podolski's position and with his background at peer group companies. The Committee has not attached any particular relative weighting to the foregoing factors (or any other factors which the Committee may also consider in reaching compensation decisions for the Company's executive officers).

     Mr. Podolski was granted an incentive bonus of $136,630 for 1998. Of this amount, $35,000 related to the standard incentive bonus awards to the Company's executive officers and was based on the achievement of certain personal and corporate milestones by Mr. Podolski for 1998 and $101,630 was for his 1997 incentive award relating to the License Agreement with Schering-Plough Corporation. In October 1997, the Committee agreed to award Mr. Podolski an incentive bonus in the years ended December 31, 1997, 1998 and 1999, which bonus will be equal to 1% of the net license fees, milestone payments and royalties received by the Company pursuant to a License Agreement with Schering Plough Corporation and its affiliates during that calendar year. These bonus payments are contingent on Mr. Podolski's continued employment with the Company at the time of payment. The Committee will retain discretion to determine the amount of any future incentive bonus awards to be paid to Mr. Podolski under its general plan of incentive bonus awards for the Company's executive officers, and the Committee expects that it will evaluate a number of factors in reaching this decision, including the Company's strategic goals for which Mr. Podolski has responsibility, his other responsibilities, his initiatives and contributions to the Company's achievement of various corporate and strategic goals, and his own achievement of certain personal milestones as determined by the Committee from time to time.

     Mr. Podolski was not granted any stock options under the Company's
Incentive Plans during 1998.   Mr. Podolski participates in the Company's
Incentive Plans on the same general terms as other participants in the Plan, although the amount of shares underlying option grants to Mr. Podolski has historically been larger than for other employees as a result of his position.

     The foregoing report is given by the following members of the Compensation
Committee:

                                 Steven Blasnik
                                 Timothy McInerney

     The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                            EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS

     Set forth below is certain information concerning the executive officers of the Company, including the business experience of each during the past five years.

               NAME                     Age                     Position
               ----                     ----                    --------
Joseph S. Podolski.................       51   President, Chief Executive Officer and Director
Paul Lammers M.D., M.Sc............       41   Senior Vice President of Clinical and Regulatory Affairs
F. Scott Reding....................       47   Senior Vice President and Chief Financial Officer
Louis Ploth, Jr....................       44   Vice President of Finance and Secretary
Michael T. Redman..................       44   Vice President of Business Development
Jean Anne Mire.....................       48   Vice President of Investor Relations
David B. Bowman....................       43   Vice President of Operations

     Information regarding the business experience of Mr. Podolski is set forth above under the heading "Nominees for Election as Directors."

     Paul Lammers, M.D., M.Sc. Dr. Lammers joined the Company as Senior Vice President of Clinical and Regulatory Affairs in 1998. Previously Dr. Lammers was with Hoechst Marion Roussel where he managed the Medical Services Group as Head of Medical Services in International Marketing. Prior to joining Hoechst, Dr. Lammers was employed for eight years at Organon, Inc., serving most recently as Medical Director and Director of Medical Services. Dr. Lammers holds M.Sc. and M.D. degrees from Catholic University, Nijmegen, The Netherlands.

     F. Scott Reding. Mr. Reding joined the Company as Senior Vice President and Chief Financial Officer in March 1999. Previously Mr. Reding was with Immunotherapy, Inc. where he was Vice President, Chief Financial Officer and Treasurer from 1996 to 1998. Prior to joining Immunotherapy, Mr. Reding was employed for eight years at Nomura Securities International, Inc. serving most recently as Head of U.S. Healthcare Group. Mr. Reding holds an M.B.A. from Columbia University and an A.B.degree from Brown University.

     Louis Ploth, Jr. Mr. Ploth has thirteen years experience in the biotechnology industry. He joined Zonagen in 1993 and served as Chief Financial Officer from his hiring until March 1999, as well as Vice President of Business Development from his hiring until November 1998. Currently Mr. Ploth serves as Vice President of Finance. Previously Mr. Ploth was employed by Unisyn Technologies where he served concurrently as Chief Financial Officer and as Vice President of Finance and Administration. Mr. Ploth was also Corporate Controller of Synbiotics Corporation. Mr. Ploth has a B.S. degree from Montclair State College.

     Michael T. Redman. Mr. Redman joined the Company as Vice President of Business Development in November 1998. Prior to joining Zonagen, Mr. Redman was Vice President of Business Development at Particle Dynamics, a division of KV Pharmaceutical, from 1997 to 1998 and Director of Sales and Marketing at Eurand, a wholly owned subsidiary of American Home Products, from 1994 to 1997. Mr. Redman was also employed at Biovail Corporation and Corning, Inc. Mr. Redman holds a B.A. degree in biochemistry from the University of Missouri.

     Jean Anne Mire. Ms. Mire has served as the Company's Vice President of Investor Relations since 1997. Prior to joining Zonagen, Ms. Mire was employed by Harris Webb & Garrison, an investment banking firm, from 1994 to 1997 where she was Senior Vice President in the Corporate Finance Department and Senior Vice President in Equity Research.

From 1990 to 1994, Ms. Mire was a biotechnology analyst at Kemper Securities, Inc. for three years, where she was Senior Vice President in Equity Research. Ms. Mire holds an M.B.A from Tulane University and a B.S. degree in pharmacy from Northeast Louisiana University.

     David B. Bowman. Mr. Bowman joined the Company in 1990 as Laboratory Manager. In 1996 Mr. Bowman was promoted to Director of Manufacturing and Preclinical Operations and has served as Vice President of Operations since 1997. Prior to joining Zonagen, Mr. Bowman was employed by Monsanto Company, where he focused on product development, technical support, and start-up of manufacturing facilities. Mr. Bowman holds B.S. and M.P.H. degrees from the University of Michigan.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

     The following table provides certain summary information concerning compensation paid or accrued during the last three years to the Company's President and Chief Executive Officer and to each of the other executive officers of the Company, determined as of the end of the last fiscal year, whose annual compensation exceeded $100,000 (the "Named Executive Officers"):


                                                                                           Long-Term
                                                         Annual Compensation              Compensation
                                                         -------------------              -------------
                                                                                     Restricted     Securities
                                                                                        Stock       UNDERLYING       All Other
Name and Principal Position                         Year      Salary       Bonus      AWARDS ($)     Options (#)   Compensation(1)
----------------------------                       ------    ---------   --------    ------------   ------------   ---------------
Joseph S. Podolski........................           1998    $200,000    $136,630             --            --        $ 6,000  (2)
  President and Chief Executive                      1997    $200,000    $135,000             --            --        $ 6,000  (2)
   Officer                                           1996    $150,000          --             --       100,000        $ 6,000  (2)

Paul Lammers..............................           1998    $122,724          --             --        40,000        $42,029  (3)
  Senior Vice President of Clinical                  1997          --          --             --            --             --
  And Regulatory Affairs                             1996          --          --             --            --             --

Louis Ploth, Jr...........................           1998    $112,250          --             --         5,000             --
  Vice President of Finance                          1997    $100,228    $ 35,000             --        20,000             --
        and Secretary                                1996    $ 98,832          --             --        13,000             --

Jean Anne Mire............................           1998    $100,798          --             --            --             --
  Vice President of Investor                         1997    $ 16,667          --             --        35,000             --
  Relations                                          1996          --          --             --            --             --

David B. Bowman...........................           1998    $100,625    $ 10,000             --         5,000             --
  Vice President of Operations                       1997    $ 79,875    $ 35,000             --        20,000             --
                                                     1996    $ 69,659          --             --        13,000             --

__________________________
(1) During the periods indicated, perquisites for each individual named in the Summary Compensation Table aggregated less than 10% of the total annual salary and bonus reported for such individual in the Summary Compensation Table. Accordingly, no such amounts are included in the Summary Compensation Table.
(2) Represents car allowance.
(3) Represents relocation allowance.

  Option Grants in 1998

     The following table provides certain information with respect to options granted to the President and Chief Executive Officer and to each of the Named Executive Officers during the fiscal year ended December 31, 1998 under the Company's Incentive Plans:

                                                                                             Potential Realizable Value at
                                                                                             Assumed Annual Rates of Stock
                                               Individual Grants                     Price Appreciation for Option Term(1)
                        ---------------------------------------------------------------------------------------------------
                                         Percent of
                          Number of         Total
                          Securities       Options                      Market
                         Underlying       Granted to                   Price on
                           Options       Employees in     Exercise     Date of  Expiration
     Name                 Granted(#)      Fiscal Year      Price        Grant    DATE         0%          5%           10%
     -----              ------------     ------------     --------     -------- ----------  -------     -------     --------
Joseph S. Podolski...             --             --             --           --         --      --      --                --
Paul Lammers.........         40,000             4.1%      $ 22.00      $ 22.00   03/21/08      --    $553,427    $1,402,493
Louis Ploth, Jr......          5,000             1.8%      $ 20.38      $ 20.38   06/25/08      --    $ 64,069    $  162,363
Jean Anne Mire.......             --              --            --           --         --      --          --            --
David B. Bowman......          5,000             1.8%      $ 20.38      $ 20.38   06/25/08      --    $ 64,069    $  162,363




(1) The Securities and Exchange Commission (the "SEC") requires disclosure of the potential realizable value or present value of each grant. The disclosure assumes the options will be held for the full ten-year term prior to exercise. Such options may be exercised prior to the end of such ten-year term. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There can be no assurance that the stock price will appreciate at the rates shown in the table.

  Option Exercises and Holdings

     The following table sets forth information concerning option exercises and the value of unexercised options held by the President and Chief Executive Officer and each of the Named Executive Officers of the Company named in the Summary Compensation Table as of the end of the last fiscal year:

                      AGGREGATED OPTION EXERCISES IN 1998
                    AND OPTION VALUES AT DECEMBER 31, 1998


                                                                       Number of Securities           Value of Unexercised
                                                                      Underlying Unexercised              In-The-Money
                                                                          Options Held at                Options Held at
                                     Shares                              December 31, 1998             December 31, 1998(1)
                                    Acquired on       Value          --------------------------     ---------------------------
           Name                    Exercise (#)      Realized ($)    Exercisable  Unexercisable     Exercisable   Unexercisable
           -----                  -----------       -------------    -----------  -------------     -----------   -------------

Joseph S. Podolski.............            --             --           166,570      100,000          $2,422,285    $1,115,000
Paul Lammers...................            --             --                --       40,000                  --            --
Louis Ploth, Jr................            --             --            38,900       32,800          $  458,112    $  144,350
Jean Anne Mire.................            --             --             7,000       28,000          $    1,874    $    7,496
David B. Bowman................            --             --            29,700       32,800          $  372,501    $  144,350


_______________________
(1) Computed based on the difference between aggregate fair market value and aggregate exercise price. The fair market value of the Company's Common Stock on December 31, 1998 was $19.125, based on the closing sales price on the Nasdaq Stock Market on December 31, 1998.

EMPLOYMENT AGREEMENTS

  The Company has entered into employment agreements with Messrs. Podolski, Lammers, Reding, Ploth and Redman which provide for current annual salaries of $225,000, $175,000, $175,000, $120,000 and $130,000, respectively. The agreements provide that the Company will pay Messrs. Podolski, Lammers, Reding, Ploth and Redman an annual incentive bonus as may be approved by the Board of Directors and that Messrs. Podolski, Lammers, Reding, Ploth and Redman are entitled to participate in all employee benefit plans sponsored by the Company. Mr. Podolski's employment agreement provides for a primary term expiring in January 2000, with automatic annual renewals unless terminated by either party. If terminated for reasons other than cause, Mr. Podolski is entitled to receive his annual base salary and certain employment benefits for one year following termination. The employment agreements for Messrs. Lammers, Reding, Ploth and Redman expire in April 2000, March 2001, September 1999 and November 2000, respectively, with automatic annual renewals unless otherwise terminated by either party. If terminated for reasons other than cause, Messrs. Lammers, Reding, Ploth and Redman are entitled to salary and certain employment benefits for six months following termination.

PERFORMANCE GRAPH

     The following performance graph compares the performance of the Company's Common Stock to the Nasdaq Combined Composite Index and to the Nasdaq Index of Pharmaceutical Companies. The graph covers the period from March 25, 1993 (the date on which the Company's Common Stock was registered under Section 12(g) of the Exchange Act) to December 31, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at March 25, 1993 and that all dividends were reinvested.


                        COMPARISON OF CUMULATIVE RETURN
                             AMONG ZONAGEN, INC.,
                      NASDAQ COMBINED COMPOSITE INDEX AND
                     NASDAQ PHARMACEUTICAL COMPANIES INDEX



                             [GRAPH APPEARS HERE]




                                                   12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
Zonagen, Inc.                                           100      78.38     117.57     101.35     196.62     206.76
Nasdaq Combined Composite Index                         100      97.78     136.22     166.80     204.05     281.64
------------------------------------------------------------------------------------------------------------------
Nasdaq Pharmaceutical Companies Index                   100      75.26     137.69     138.09     142.69     183.10
------------------------------------------------------------------------------------------------------------------


     The foregoing stock price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company currently consists of Messrs. Blasnik and McInerney. Mr. McInerney is the Equity Sales Manager of Paramount Capital, Inc., an investment banking firm which acted as the placement agent for the Company's 1995 and 1996 private placements of preferred stock.

     During fiscal 1998, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors of the Company or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.


                                 CERTAIN TRANSACTIONS

     The Company enters into transactions with related parties only with the approval of a majority of the independent and disinterested directors and only on terms the Company believes to be comparable to or better than those that would be available from unaffiliated parties. In the Company's view, all of the transactions described herein satisfy such criteria.

     Certain other transactions and relationships are described under "Proposal Number 1: Election of Directors -- Directors' Meetings and Compensation," "Executive Compensation -- Compensation Committee Interlocks and Insider Participation" and "-- Employment Agreements."

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table presents certain information regarding the beneficial ownership of the Company's Common Stock as of February 28, 1999 by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's chief executive officer and each of the other Named Executive Officers and (iv) all directors and executive officers as a group. Except as described below, each of the persons listed in the table has sole voting and investment power with respect to the shares listed.

                                                                     Amount and
                                                                     Nature of
                                                                     Beneficial
                                                                    Ownership of                 Percentage
                  Name of Beneficial Owner                         Common Stock(1)                of Class(2)
                  ------------------------                         ---------------               ------------
Franklin Advisers, Inc.
  777 Mariners Island Blvd.
  San Mateo, CA  94404......................................                864,500                  7.3%
T. Rowe Price Associates, Inc.
  100 E. Pratt Street
  Baltimore, MD  21202......................................                822,300                  6.9%
Fidelity Management & Research Corporation
  82 Devonshire St.
  Boston, MA  02109.........................................                725,800                  6.1%
Capital Research & Management
  333 South Hope Street
  Los Angeles, CA 90071.....................................                640,000                  5.4%
Petrus Fund, L.P.
  12377 Merit Dr., Suite 1700
  Dallas, TX  75251.........................................                755,793                  6.3%
Martin P. Sutter............................................                313,110(3)               2.6%
Joseph S. Podolski..........................................                185,170(4)               1.5%
David Bowman................................................                 30,700(5)                *
Steven Blasnik..............................................                782,876(6)               6.6%
Paul Lammers................................................                  8,000(7)                *
Timothy McInerney...........................................                 98,518(8)                *
Jean Anne Mire..............................................                  7,400(9)                *
Louis Ploth.................................................                 41,300(10)               *
All directors and executive officers As a group
 (12 persons)...............................................              1,473,657(3)-(10)         12.3%

*    Does not exceed one percent.
(1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by such persons.
(2) In accordance with the rules of the Securities and Exchange Commission, each beneficial owner's percentage ownership assumes the exercise or conversion of all options, warrants and other convertible securities held by such person and that are exercisable or convertible within 60 days after February 28, 1999.
(3) Includes (i) 144,146 shares of Common Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with The Woodlands Venture Fund, L.P., (ii) 105,029 shares of Common Stock which may be deemed to be beneficially owned by Mr. Sutter by virtue of his affiliation with Essex Woodlands Health Ventures, L.P., and (iii) 27,083 shares of Common Stock issuable upon the exercise of options. Mr. Sutter disclaims beneficial ownership of the shares owned by The Woodlands Venture Fund, L.P. and Essex Woodlands Health Ventures, L.P.
(4) Includes (i) 300 shares of Common Stock which are held by certain of Mr. Podolski's family members and (ii) 176,570 shares of Common Stock issuable on the exercise of options. Mr. Podolski disclaims beneficial ownership of the shares owned by his family members.
(5) Includes 29,700 shares of Common Stock issuable upon the exercise of options.

(6) Includes (i) 755,793 shares of Common Stock which may be deemed to be beneficially owned by Mr. Blasnik by virtue of his affiliation with Petrus Fund, L.P. and (ii) 27,083 shares of Common Stock issuable upon the exercise of options. Mr. Blasnik disclaims beneficial ownership of the shares owned by Petrus Fund, L.P.
(7)  Represents shares of Common Stock issuable upon the exercise of options.
(8) Includes (i) 77,934 shares of Common Stock issuable upon the exercise of warrants, and (ii) 14,583 shares of Common Stock issuable upon the exercise of options.
(9) Includes 7,000 shares of Common Stock issuable upon the exercise of options.
(10) Includes 38,900 shares of Common Stock issuable upon the exercise of options.

                         COMPLIANCE WITH SECTION 16(a)

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than 10% of the Common Stock, to file initial reports of ownership and reports of changes in ownership (Forms 3, 4, and 5) of Common Stock with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all such forms that they file.

     To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company and on written representations by certain reporting persons that no reports on Form 5 were required, the Company believes that during the fiscal year ended December 31, 1998, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with in a timely manner.

                           PROPOSAL OF STOCKHOLDERS

     Any proposal of a stockholder intended to be presented at the next annual meeting must be received at the Company's principal executive offices no later than January 1, 2000 if the proposal is to be considered for inclusion in the Company's Proxy Statement relating to such meeting.

                             FINANCIAL INFORMATION

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING ANY FINANCIAL STATEMENTS AND SCHEDULES AND EXHIBITS THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO SECRETARY, ZONAGEN, INC., 2408 TIMBERLOCH PLACE, SUITE B-4, THE WOODLANDS, TEXAS 77380.

                                    By Order of the Board of Directors


                                    Louis Ploth, Jr.
                                    Secretary

April 1, 1999
The Woodlands, Texas

                                                                       EXHIBIT A
                                FIRST AMENDMENT
                                    TO THE
                                 ZONAGEN, INC.
                  AMENDED AND RESTATED 1993 STOCK OPTION PLAN

          This First Amendment (the "Amendment") to the Zonagen, Inc. (the "Company") Amended and Restated 1993 Employee and Consultant Stock Option Plan (the "Plan") is executed pursuant to Section 14 of the Plan. All capitalized and undefined terms used herein shall have the meanings ascribed to such terms in the Plan.

     WHEREAS, the Company's Board of Directors (the "Board") is authorized by
Section 14 of the Plan to amend the Plan from time to time, subject to any required stockholder approval of any such amendments; and

     WHEREAS, at a meeting on March 5, 1999 the Board approved (i) setting the number of shares of the Company's common stock, par value $.001 per share (the "Common Stock"), for which options may be granted under the Plan at 2,000,000 shares and (ii) extending the term of the Plan to May 13, 2003; and

     WHEREAS, at a meeting held on May 13, 1999, the Company's stockholders approved the Amendment.

     NOW, THEREFORE, in order to amend Sections 3 and 19 of the Plan as authorized by the Board and approved by the stockholders:

     1. The second paragraph of Section 3 of the Plan is hereby revised in its entirety to read as follows:

          "The Committee may grant Options, shares of Restricted Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate does not exceed 2,000,000. The Company will, during the term of this Plan, reserve and keep available for issuance a sufficient number of shares of Common Stock to satisfy the requirements of the Plan."

     2. The last sentence of Section 19 of the Plan is hereby revised in its entirety to read as follows:

          "No Options, shares of Restricted Stock or Stock Bonuses may be granted under the Plan after May 13, 2003."

     3. Except as amended hereby, the terms and provisions of the Plan shall remain in full force and effect, and the Plan and this Amendment shall be read, taken and construed as one and the same instrument.

    IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing Amendment to the Plan by the Board of the Company and approval and adoption thereof by the stockholders of the Company, the Company has caused this Amendment to be duly executed in its name and behalf by its proper officers thereunto duly authorized as of the 13th day of May, 1999.

                              ZONAGEN, INC.

                              By:
                                 ----------------------------------
                              Name:
                                   --------------------------------
                              Title:
                                    -------------------------------

                                  ZONAGEN, INC.                           PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
          This Proxy is Solicited on behalf of the Board of Directors

  The undersigned hereby appoints Joseph S. Podolski and F. Scott Reding or their designees as proxies to represent the undersigned at the Annual Meeting of Stockholders to be held at the Wyndham Greenspoint Hotel, 12400 Greenspoint Drive, Houston, Texas, May 13, 1999, at 1:00 p.m., Central Daylight Savings Time, and any adjournments thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.


1. ELECTION OF DIRECTORS       [ ] FOR all nominees listed below                 [ ] WITHHOLD AUTHORITY to
                                  (except as marked to the contrary below)            vote for all nominees listed below

           Martin P. Sutter, Joseph S. Podolski, Steven Blasnik, Jeffrey M. Jonas, Nelson L. Levy, and Timothy McInerney

INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided:

---------------------------------------------------------------------------------------------------------------------------------

2. To approve an amendment to the Corporation's Amended and Restated
  1993 Employee Consultant Stock Option Plan.                                  [ ]  FOR    [ ] AGAINST    [ ] ABSTAIN

3. Ratify the election of Arthur Andersen LLP as independent accountants
  of the Company for the fiscal year ended December 31, 1999.                  [ ]  FOR    [ ] AGAINST    [ ] ABSTAIN

4. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.
                                                                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


The shares of stock represented by this proxy will be voted as directed. If no contrary instruction is given, the shares will be voted FOR the election of the nominees, FOR the approval of the amendment to the Company's Amended and Restated 1993 Employee and Consultant Stock Option Plan and FOR ratification of the selection of Arthur Andersen LLP as the Company's independent accountants for the fiscal year ended December 31, 1999.


                                         DATED:_______________________________

                                         _____________________________________
                                         (Signature)

                                         _____________________________________
                                         (Signature if held jointly)

                                         Please date, sign as name appears at
                                         the left, and return promptly. If the
                                         Shares are registered in the names of
                                         two or more persons, each should sign.
                                         When signing as Corporate Officer,
                                         President, Executor, Administrator,
                                         Trustee or Guardian, please give full
                                         title.  Please note any changes in your
                                         address alongside the address as it
                                         appears in the proxy.